UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2016

Integrity Applications, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Preferred Stock and Warrant Issuance

On April 28, 2016, Integrity Applications, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which, on April 28, 2016, the Company issued to the Purchasers an aggregate of 1,351 units of the Company (each a “Unit” and, collectively, the “Units”), each consisting of (a) one share of the Company’s newly designated Series C 5.5% Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price of $4.50 per share, (b) a five year warrant to purchase, at an exercise price of $4.50 per share, up to such number of shares of Common Stock equal to 100% of the shares of Common Stock issuable upon conversion of such share of Preferred Stock (each a “Series C-1 Warrant”) and (c) a five year warrant to purchase, at an exercise price of $7.75 per share, up to such number of shares of Common Stock equal to 100% of the shares of Common Stock issuable upon conversion of such share of Preferred Stock (each a “Series C-2 Warrant” and, together with the Series C-1 Warrants, collectively, the “Warrants”).  The shares of Preferred Stock comprising the Units are convertible into an aggregate of 300,223 shares of Common Stock, and the Warrants comprising the Units are exercisable for an aggregate of 600,446 shares of Common Stock, in each case subject to certain adjustments.  The Company received aggregate gross proceeds of $1,351,000 from the sale of the Units pursuant to the Purchase Agreement.

The sale of the Units pursuant to the Purchase Agreement was the second closing of an offering of Units by the Company.  The initial closing, involving the sale by the Company of an aggregate of 1,133 Units (the “Prior Issuance”), was disclosed by the Company in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 14, 2016 (the “Prior 8-K”), which is incorporated herein by reference.  The terms of the Preferred Stock and the Warrants are the same as the terms of the Preferred Stock and Warrants issued in the Prior Issuance, as described in the Prior 8-K.

As a result of the first closing of the sale of the Units, pursuant to the terms of the certificates of designations for our Series A 5% Convertible Preferred Stock and our Series B 5.5% Convertible Preferred Stock, the conversion price per share of each such series decreased to $4.50 per share.

Registration Rights

In connection with the sale of the Units, the Company entered into a Registration Rights Agreement with the Purchasers, which is substantially identical to the registration rights agreement entered into with the prior purchasers in connection with the Prior Issuance as disclosed in the Prior 8-K.

Placement Agent Compensation

Pursuant to a placement agent agreement (the “Placement Agent Agreement”) with the placement agent for the offering of the Units (the “Placement Agent”), at the closing of the sale of the Units the Company paid the Placement Agent, as a commission, an amount equal to 10% of the aggregate sales price of the Units, plus a non-accountable expense allowance equal to 3% of the aggregate sales price of the Units.  In addition, pursuant to the placement agent agreement, we are required to issue to the Placement Agent: (a) 5 year warrants to purchase up to 60,045 shares of Common Stock at an exercise price of $4.50 per share and (b) 5 year warrants to purchase up to 30,022 shares of Common Stock at an exercise price of $7.75 per share.  The terms of the Placement Agent warrants will be substantially similar to the Warrants except that the Placement Agent warrants will also be exercisable on a cashless basis and will include full ratchet anti-dilution protection.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

The Units were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.  The Units were offered only to “accredited investors,” as such term is defined under the Securities Act, and were not offered pursuant to a general solicitation.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Securities Purchase Agreement (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016)

4.2	Form of Series C-1 Common Stock Purchase Warrant (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016)

4.3	Form of Series C-2 Common Stock Purchase Warrant (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016)

4.4	Form of Registration Rights Agreement (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2016

INTEGRITY APPLICATIONS, INC.

By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Form of Securities Purchase Agreement (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016)

4.2	Form of Series C-1 Common Stock Purchase Warrant (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016)

4.3	Form of Series C-2 Common Stock Purchase Warrant (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016)

4.4	Form of Registration Rights Agreement (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016)